Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby

consent to the incorporation by reference in the Registration Statements on Form S-8

(No. 333-261061) of Vaxxinity,

Inc.
of our audit report dated March 24, 2022, relating to the consolidated financial statements of Vaxxinity,

Inc. appearing in this Form
10-K for the year ended December 31, 2021.
ArmaninoLLP
San Jose, California

March 24, 2022